UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX		75039
(Address of principal executive offices)		(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange
7.00% tangible equity units	DYNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On May 28, 2019, J. William Holden announced his intention to resign from the position of Executive Vice President and Chief Financial Officer of Vistra Energy Corp. (the “Company”). Mr. Holden’s resignation will be effective on June 5, 2019. Mr. Holden’s departure did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters. Rather, Mr. Holden has decided to pursue other business opportunities.

Appointment of Chief Financial Officer

On May 28, 2019, the Company entered into an employment agreement (the “Employment Agreement”) with David A. Campbell to replace Mr. Holden as Executive Vice President and Chief Financial Officer effective as of June 5, 2019. There are no family relationships between Mr. Campbell and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Campbell, age 50, previously served as the President and Chief Executive Officer of InfraREIT, Inc. (“InfraREIT”), a transmission and distribution utility structured as a real estate investment trust, from August 2014 through May 2019. Prior to his role at InfraREIT, Mr. Campbell was President and Chief Operating Officer of Bluescape Resources, an energy-focused investment company. He previously served as Chief Executive Officer of Luminant when it was a subsidiary of our predecessor parent company, Energy Future Holdings Corp. (“EFH”). Mr. Campbell originally joined TXU Corp. (“TXU”), the predecessor to EFH, in 2004 as Executive Vice President of Corporate Planning, Strategy and Risk and became Chief Financial Officer of TXU in 2006. Prior to joining TXU, Mr. Campbell was a Principal in the Dallas office of McKinsey & Company (“McKinsey”), where he led the Texas and Southern Region hubs of McKinsey’s corporate finance and strategy practice. Mr. Campbell earned a Bachelor of Arts from Yale University and a J.D. from Harvard Law School. He also graduated with a Master’s degree from Oxford University, where he studied as a Rhodes Scholar.

The Employment Agreement has an initial term that ends on June 5, 2023. Pursuant to the Employment Agreement, Mr. Campbell will receive an annual base salary of $690,000 and will also have the opportunity to earn an annual cash bonus under the Company’s Executive Annual Incentive Plan. Mr. Campbell’s target annual bonus opportunity is 100% of his base salary.

The Employment Agreement also provides Mr. Campbell the opportunity to receive equity compensation under the Company’s 2016 Omnibus Incentive Plan. Mr. Campbell’s initial equity award will have an aggregate grant date fair market value of $2,500,000 and will vest ratably over three (3) years.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 28, 2019, the Company issued a press release regarding Mr. Holden’s departure and Mr. Campbell’s employment, a copy of which is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and in the press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 28. 2019, by and between Vistra Energy Corp. and David Campbell.

99.1	Press Release dated May 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: May 28, 2019	/s/ Stephanie Zapata Moore
	Name:	Stephanie Zapata Moore
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary